Exhibit 10.55

Amendment

20080125.046.A.001

Between

Bachman NGV, Inc. dba BAF Technologies

And

AT&T Services, Inc.

AMENDMENT NO. 1

AGREEMENT NO. 20080125.046.C

This Amendment, effective on the date when signed by the last Party (“Effective Date”), and amending Agreement No. 20080125.046.C, is by and between Bachman NGV, Inc. dba BAF Technologies, a Kentucky corporation (“Supplier”), and AT&T Services, Inc., a Delaware corporation (“AT&T”), each of which may be referred to in the singular as a “Party” or in the plural as the “Parties.”

WITNESSETH

WHEREAS, Supplier and AT&T entered into Agreement No. 20080125.046.C on February 22, 2008 (the “Agreement”); and

WHEREAS, Supplier and AT&T desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:

The terms and conditions of Agreement No. 20080125.046.C in all other respects remain unmodified and in full force and effect.

1. Clause 3.11 Duration of Agreement, is replaced in its entirety with the following:

a.               This Agreement will continue in effect for a term expiring on April 1, 2014, unless it is Cancelled or Terminated before that date. The Parties may extend the term of this Agreement beyond that date by mutual written agreement.

b.              Any Order in effect on the date when this Agreement expires or is Terminated or Cancelled will continue in effect until such Order either (i) expires by its own teams or (ii) is separately Terminated or Cancelled, prior to its own expiration, as provided in this Agreement. The terms and conditions of this Agreement shall continue to apply to such Order as if this Agreement were still in effect.

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

2. Appendix B — Price(s), is modified with the addition of the following:

Price/Unit; E250 and E350 Vans CNG conversions for the calendar years of [*****] [*****] [*****].

Unique for 2009 calendar year conversions, AT&T will pay one time only, at the time of order placement, [*****] per unit for the initial order placements up to the first [*****] units ordered. Payment is due upon receipt of invoice.

This money is a deposit to be used solely for the acquisition of CNG tanks. In the event of company (BAF Technologies, Inc.) failure, AT&T will retain a volume of tanks which is equal in value to our deposit.

Replacement parts:

Supplier agrees to provide AT&T conversion related parts for out of warranty repair needs. Supplier agrees to provide AT&T replacement parts on a cost plus percentage basis, up to but not to exceed [*****].

3. Appendix C — Specifications, is modified with the addition of the following:

Ford E350 van specification will apply to Ford E250 van CNG conversions.

Supplier agrees that AT&T will not be charged for any storage fees associated with conversion activities or with pre and post conversion activities while vehicle is in the possession of the Supplier.

Delivery to final AT&T destination of all 2009 units will be completed by December 31st, 2009.

Respective to all orders placed, Supplier will provide AT&T with a schedule of mutually agreed upon delivery dates of the final finished product. If product delivery does not occur on the agreed upon scheduled date Supplier agrees to refund AT&T [*****] per unit or [*****] of the unit conversion price, whichever is less.

Supplier will not be held accountable for vehicle manufacturer delays in receipt of unit. Upon vehicle manufacturer delay Supplier and AT&T’s point of contacts will agree upon a new delivery schedule with the conditions above.

Supplier will provide AT&T a mutually agreed upon backup plan, at no additional cost to AT&T, for purchase of CNG tanks of comparable size and capacity. This plan is to be provided prior to placement of orders and should utilize domestic suppliers and provide a suitable alternative should receipt of the ordered tanks be delayed. This plan shall be activated in a timely manner as to not disrupt the original delivery schedule.

At commencement of orders, Supplier and AT&T will identify a point of contact, and until order fulfillment Supplier and AT&T’s point of contact will meet weekly, either in person or via telephone conference call, to review project status. Meeting period maybe extended upon mutual agreement of both parties.

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.

*****    Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Original signature transmitted and received via facsimile or other electronic transmission of a scanned document, (e.g., .pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the parties to the same extent as that of an original signature. This Agreement may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

IN WITNESS WHEREOF, the Parties have caused this Amendment to Agreement No. 20080125.046.C to be executed, as of the date the last Party signs.

Bachman NGV, Inc. dba BAF Technologies		AT&T Services, Inc.

By:	/s/ John R. Bacon	By:	/s/ David Sophie

Printed Name: John R. Bacon		Printed Name: David Sophie

Title: President		Title: Director Contract/Sourcing Operations

Date:	3/30/09	Date:	3/30/09

Proprietary and Confidential
This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting Parties.